Exhibit 16.1

                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202




July 24, 2006


United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:   Cambridge Holdings, Ltd.


Dear Sir/Madam:

     We have read Item 4.01 of the form 8-K Cambridge Holdings, Ltd., dated July 24, 2006 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.


Very truly yours,

AJ. Robbins, PC



by  /s/ AJ. Robbins
    ----------------
    AJ. Robbins, CPA